UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 15, 2008

REPUBLIC BANCORP, INC.

(Exact name of registrant as specified in its charter)

Kentucky	0-24649	61-0862051
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

601 West Market Street, Louisville, Kentucky		40202
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code:  (502) 584-3600

NOT APPLICABLE

(Former Name or former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR    240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On August 15, 2008, Republic Bancorp, Inc. (the “Company”) filed applications with the Office of Thrift Supervision (the “OTS”), the effect of which, if approved, will result in the merger of Republic Bank & Trust Company (the “Bank”) and Republic Bank (the “FSB”) into one federally chartered savings and loan institution.  As a result of the merger, the Company and its surviving subsidiaries, which are currently regulated by four federal and state banking agencies, will have the OTS as its primary banking regulator.

Following consummation of the transaction, the Company will have one subsidiary financial institution and will continue to operate all of its existing locations in Kentucky, Florida, Indiana and Ohio.  The Company plans to retain the name Republic Bank & Trust Company for the merged financial institution.

If the applications are approved, the Company will become a savings and loan holding company within the meaning of the Home Owner’s Loan Act of 1933.   The Company anticipates that the transaction will be consummated by the end of 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Bancorp, Inc.
(Registrant)

Date:	August 15, 2008	By:	/s/ Kevin Sipes
Kevin Sipes
Executive Vice President, Chief Financial Officer & Chief Accounting Officer